                                                                    Exhibit 99.1

FOR MORE INFORMATION:                                   INVESTOR RELATIONS
--------------------                                    ------------------
Joe Cutts                                               JoAnn Horne
Chief Financial Officer                                 Market Street Partners
Electronics For Imaging                                 415-321-2455
650-357-3500



Electronics For Imaging Exceeds Earnings Expectations

Reports Revenue of $89 Million and Sees Stronger Second Half

Foster City Calif. - July 22, 2003 - Electronics For Imaging, Inc. (EFI) (NASDAQ: EFII), the world leader in imaging solutions for network printing, announced today that, for the quarter ended June 30, 2003, revenues were $88.7 million as compared to $83.9 million for the same quarter in 2002. For the six months ended June 30, 2003, revenues were $174.4 million as compared to $166.8 for the same period in 2002.

GAAP net income was $8.3 million or $0.15 per fully diluted share in the second quarter of 2003. This compares to $2.5 million, or $0.05 per fully diluted share, for the same period in 2002. For the six months ended June 30, 2003, GAAP net income was $13.4 million or $0.24 per fully diluted share, as compared to net income of $4.5 million, or $0.08 per fully diluted share, for the same period in 2002.

Pro forma net income was $9.2 million or $0.17 per fully diluted share in the second quarter of 2003. This compares to $3.2 million, or $0.06 per fully diluted share, for the same period in 2002. For the six months ended June 30, 2003, pro forma net income was $16.2 million or $0.29 per fully diluted share, as compared to pro forma net income of $6.0 million, or $0.11 per fully diluted share, for the same period in 2002.

As of June 30, 2003, the company's total assets, including the proceeds from the company's recently completed convertible bond offering were $932.4 million, up from $727.1 million reported as of December 31, 2002. Cash and short-term investments increased $190.1 million to $688.5 million as of June 30, 2003, from the December 31, 2002 balance of $498.4 million.

"Strong market demand for EFI's embedded color products led to the success of our design license business this quarter. As our partners bring innovative color solutions to market, our industry leading technology and flexible business models provide them with cost and time-to-market advantages, and allow us to benefit from the ongoing migration from black and white to digital color printing," said Guy Gecht, CEO of EFI. Gecht continued, "With our business momentum continuing and a planned mid-September close for the Printcafe acquisition, we are confident in our outlook for the second half of 2003."

The company currently anticipates the following results in the second half of 2003:

- Revenue in the range of $97.0 million to $98.5 million, including $2.0 million to $2.5 million from Printcafe, assuming a mid-September close, in the third quarter ending September 30, 2003.

- GAAP fully diluted earnings per share of $0.08 to $0.09 in the third quarter.

- Pro forma fully diluted earnings per share of $0.20 to $0.21 in the third quarter.

- Revenues in the range of $102.0 million to $104.5 million, including $9.0 million to $9.5 million from Printcafe, in the fourth quarter ending December 31, 2003.

- GAAP fully diluted earnings per share of $0.16 to $0.17 in the fourth quarter.

- Pro forma fully diluted earnings per share of $0.19 to $0.20 in the fourth quarter.

The $0.12 difference between forecasted GAAP and pro forma diluted earnings per share for the third quarter of 2003 is comprised of the estimated one time non-recurring write-off of in-process research and development related to the Printcafe acquisition and the amortization of intangibles related to acquisitions. The $0.03 difference between forecasted GAAP and pro forma diluted earnings per share for the fourth quarter of 2003 is comprised of amortization of intangibles related to acquisitions. The preliminary valuation of the one time non-recurring write-off of in-process research and development and intangible assets was based upon EFI's preliminary evaluation of Printcafe's technology. The final valuation, which will be completed following the closing of the Printcafe acquisition, may be materially different than the amounts contained within this press release.

EFI will discuss the company's financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI's website at www.efi.com.

ABOUT PRO FORMA NET INCOME AND ADJUSTMENTS

To supplement our consolidated financial results prepared under generally accepted accounting principles ("GAAP"), we use a pro forma measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Our pro forma net income gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. We compute pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition-related charges, and other non-recurring charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: The statements "Sees Stronger Second Half" and "As our partners bring innovative color solutions to market, our industry leading technology and flexible business models provide them with cost and time-to-market advantages, and allow us to benefit from the ongoing migration from black and white to digital color printing" and "With our business momentum continuing and a planned mid-September close for the Printcafe acquisition, we are confident in our outlook for the second half of 2003" and "The company currently anticipates the following results in the second half of 2003:

- Revenue in the range of $97.0 million to $98.5 million, including $2.0 million to $2.5 million from Printcafe, assuming a mid-September close, in the third quarter ending September 30, 2003.

- GAAP fully diluted earnings per share of $0.08 to $0.09 in the third quarter.

- Pro forma fully diluted earnings per share of $0.20 to $0.21 in the third quarter.

- Revenues in the range of $102.0 million to $104.5 million, including $9.0 million to $9.5 million from Printcafe, in the fourth quarter ending December 31, 2003.

- GAAP fully diluted earnings per share of $0.16 to $0.17 in the fourth quarter.

- Pro forma fully diluted earnings per share of $0.19 to $0.20 in the fourth quarter"

are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not necessarily limited to, the following: (1) Management's ability to forecast revenues and control expenses, especially on a quarterly basis, continues to be a challenge. Unexpected declines in revenue without a corresponding and timely decline in expenses could have a material adverse effect on results of operations; (2) current world wide financial/economic difficulties continue; (3) variations in growth rates or declines in the printing and imaging market across various geographic regions may cause a material impact in our results; (4) changes in historic customer order patterns, including changes in customer and channel inventory levels may cause a material impact in our results; (5) changes in the mix of products sold leads to variations in results; (6) market acceptance of new products and contribution to EFI's revenue cannot be assured; (7) delays in product delivery can cause quarterly revenues and income to fall significantly short of anticipated levels;
(8) competition and/or market factors in the various markets may pressure EFI to reduce prices on certain products; (9) competition with products internally developed by EFI's customers may result in declines in EFI sales and revenues;
(10) excess or obsolete inventory and variations in inventory valuation may cause a material impact in our results; (11) continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments may not be assured; (12) timely and qualitative execution in the manufacturing of products may not be assured;
(13) litigation involving intellectual property or other matters may cause a material impact in our results; (14) our ability to adequately service our debt and (15) other risk factors listed from time to time in the company's SEC reports. EFI undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with EFI's business, please refer to the Risk Factors section (entitled "Factors That Could Adversely Affect Performance") of EFI Corporation's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI Corporation's Investor Relations Department at 650-357-3828 or email at investor.relations@efi.com or EFI's Investor Relations website at http://www.efi.com.

ABOUT ELECTRONICS FOR IMAGING

Electronics For Imaging (www.efi.com) is the world leader in imaging solutions for network printing. EFI's industry-leading core technology offers powerful document management tools, seamless networking, high fidelity color and black-and-white output, and greater productivity and cost efficiency. EFI products support a broad range of printers, copiers, multifunction devices and mobile communications devices and printer speeds of up to 2000 ppm in color. EFI has pioneered many innovative imaging solutions, including the Fiery(R), EDOX(R), Splash(TM) and DocStream(TM) brands of print controllers, Velocity(TM) workflow software, eBeam(R) Web-enabled whiteboards and PrintMe Networks(TM) which enables anytime, anywhere printing. Best, headquartered in Germany, is a division of EFI offering an array of inkjet proofing solutions for the Graphic

Arts market. Unimobile(TM) is EFI's mobile messaging solution for interactive data delivery. EFI maintains 20 offices worldwide.

NOTE TO EDITORS: EFI, Fiery, EDOX and eBeam are registered trademarks of Electronics For Imaging, Inc. in the U.S. Patent and Trademark Office and/or certain other foreign jurisdictions. Command WorkStation, Fiery Scan, Fiery WebTools, Fiery FreeForm, Fiery DocBuilder Pro, PrintMe, PrintMe Networks, Splash, DocStream, Velocity and Unimobile are trademarks of Electronics For Imaging, Inc. All other trademarks mentioned in this document are the property of their respective owners. BESTColor(R) is a registered trademark of Best GmbH.

ELECTRONICS FOR IMAGING, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                           THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                 JUNE 30,                     JUNE 30,
                                                         2003           2002            2003            2002
Revenue                                                $ 88,689       $ 83,931       $ 174,404       $ 166,824

Cost of revenue                                          35,259         41,324          71,487          83,427
                                                       --------       --------       ---------       ---------
          Gross profit                                   53,430         42,607         102,917          83,397
                                                       --------       --------       ---------       ---------
Research and development                                 23,272         23,021          46,082          45,424
Sales and marketing                                      15,183         12,461          29,913          24,750
General and administrative                                5,001          5,509           9,992          10,934
Amortization of identified intangibles and other
     acquisition-related charges                          1,333          1,098           3,878           2,102
                                                       --------       --------       ---------       ---------
          Total operating expenses                       44,789         42,089          89,865          83,210
                                                       --------       --------       ---------       ---------
Income from operations                                    8,641            518          13,052             187
Interest and other income, net                            2,662          3,003           5,240           6,224
                                                       --------       --------       ---------       ---------
          Income before income taxes                     11,303          3,521          18,292           6,411
Provision for income taxes                               (3,052)        (1,056)         (4,939)         (1,923)
                                                       --------       --------       ---------       ---------
                   Net income                          $  8,251       $  2,465       $  13,353       $   4,488
                                                       ========       ========       =========       =========
Shares used in per share calculation                     54,906         54,748          55,054          54,878
                                                       ========       ========       =========       =========
Net income per diluted common share                    $   0.15       $   0.05       $    0.24       $    0.08
                                                       ========       ========       =========       =========

RECONCILIATION OF REPORTED GAAP NET INCOME TO PRO
FORMA NET INCOME
Net income                                             $  8,251       $  2,465       $  13,353       $   4,488
Amortization of acquisition related charges               1,333          1,098           3,878           2,102
Tax effect of pro forma adjustments                        (360)          (330)         (1,047)           (631)
                                                       --------       --------       ---------       ---------
Pro forma net income                                   $  9,224       $  3,233          16,184       $   5,959
                                                       ========       --------       =========       =========
Shares used in per share calculation                     54,906         54,748          55,054          54,878
                                                       ========       ========       =========       =========
Pro forma net income per diluted common share          $   0.17       $   0.06       $    0.29       $    0.11
                                                       ========       ========       =========       =========

ELECTRONICS FOR IMAGING, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                    JUNE 30,    DECEMBER 31,
                                                     2003            2002
ASSETS

Cash and cash equivalents                          $ 248,962       $ 153,905
Short-term and restricted investments                439,524         344,465
Accounts receivable, net                              33,094          42,267
Inventories, net                                       6,226           4,125
Other current assets                                  27,037          18,053
Property and equipment, net                           51,629          53,187
Restricted investments                                43,080          43,080
Goodwill                                              49,629          43,552
Intangible assets, net                                20,328          17,386
Other assets                                          12,865           7,086
                                                   ---------       ---------
                        Total assets               $ 932,374       $ 727,106
                                                   =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                   $  13,337       $  13,067
Accrued and other liabilities                         43,754          47,353
Income taxes payable                                  34,843          32,341
Long-term obligations                                240,249             278
                                                   ---------       ---------
                         Total liabilities         $ 332,183       $  93,039
                                                   ---------       ---------
Stockholders' equity:
            Common stock                                 598             590
            Treasury stock                          (158,150)        (99,959)
            Additional paid-in-capital               283,423         272,456
            Retained earnings                        474,320         460,980
                                                   ---------       ---------
           Total stockholders' equity                600,191         634,067
                                                   ---------       ---------
                        Total liabilities and
                        stockholders' equity       $ 932,374       $ 727,106
                                                   =========       =========

ELECTRONICS FOR IMAGING, INC.
REVENUE BREAK-DOWN
(IN THOUSANDS)
(UNAUDITED)

                                             THREE MONTHS ENDED          SIX MONTHS ENDED
                                                  JUNE 30,                   JUNE 30,
                                             2003         2002          2003          2002
REVENUE BY PRODUCT

     Stand-alone Color Servers              $31,556      $36,807      $ 70,107      $ 76,456
     Embedded Color Solutions                33,020       26,560        58,948        48,286
     Digital Black-and-White Solutions       11,032       10,153        17,687        21,391
    Other Sources                            13,081       10,411        27,662        20,691
                                            -------      -------      --------      --------
TOTAL                                       $88,689      $83,931      $174,404      $166,824
                                            =======      =======      ========      ========

SHIPMENTS BY GEOGRAPHIC AREA

    North America                           $43,803      $41,726      $ 86,586      $ 86,412
    Europe                                   28,462       25,794        57,183        51,346
    Japan                                    11,151       12,364        20,868        21,119
    Rest of World                             5,273        4,047         9,767         7,947
                                            -------      -------      --------      --------
TOTAL                                       $88,689      $83,931      $174,404      $166,824
                                            =======      =======      ========      ========